                                                                     EXHIBIT 5.1

                                                          VINSON & ELKINS L.L.P.
                                                           2300 FIRST CITY TOWER
VINSON & ELKINS                                               1001 FANNIN STREET
ATTORNEYS AT LAW                                       HOUSTON, TEXAS 77002-6760
                                                        TELEPHONE (713) 758-2222
                                                              FAX (713) 758-2346
                                                                   www.velaw.com

March 18, 2002



TEPPCO Partners, L.P.
2929 Allen Parkway
Houston, Texas 77252

Ladies and Gentlemen:

         We have acted as counsel for TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership of up to 1,920,000 units representing limited partner interests in the Partnership (the "Units"). We have participated in the preparation of the Partnership's registration statement on Form S-3 (Commission File no.:
333-74286) (the "Registration Statement") and an additional registration statement of the Partnership filed on Form S-3 in accordance with General Instruction IV. of Form S-3 and Rule 462(b) promulgated under the Securities Act for the purpose of registering additional Units in the amount of $9,865,600
(the "Additional Registration Statement") to which this opinion is filed as an exhibit. The Additional Registration Statement incorporates by reference the contents of the Registration Statement, including a prospectus (the "Prospectus") included as part of the Registration Statement. A prospectus supplement (the "Prospectus Supplement") has been, or will be, filed pursuant to Rule 424(b) promulgated under the Securities Act describing the offer and sale of the Units, which shall constitute a part of the Prospectus. The Registration Statement and the Additional Registration Statement are referred to herein collectively as the "Registration Statements." Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

         In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statements, including the Prospectus; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 21, 2001, (iii) an Underwriting Agreement, dated an even date with this opinion relating to the offering and sale of the Units (the "Underwriting Agreement"), a copy of which has been, or will be, filed with the Commission as an exhibit to a Current Report on Form 8-K prior to the closing of the sale of the Units and (iv) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that all Units will be issued and sold in compliance in the manner stated in the Prospectus and the Underwriting Agreement.

Page 2
March 18, 2002


         Based upon and subject to the foregoing, we are of the opinion that when the Units have been issued and delivered in accordance with terms of the Underwriting Agreement, then the Units will be validly issued, fully paid and non-assessable, except as described in the Prospectus.

         The opinions expressed herein are qualified in the following respects:

         A. We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

         B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

         C. This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

         We hereby consent to the references to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statements. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,

                                        /s/ Vinson & Elkins L.L.P.